As filed with the Securities and Exchange Commission on December 27, 2007.

Registration No. ________________

=========================================================================================

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
------------------------

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIDEWINDER EXPLORATIONS INC.
(Name of small business issuer in its charter)

  Nevada                                                                                                        1081                                                                                                  98-0518733
____________________________                                                      ______________________                                                   _____________________________
                                                       (State or Other Jurisdiction of Organization)                                                (Primary Standard Industrial                                                           (IRS Employer Identification No.)
                                                                                                                                                                                              Classification Code)

Ross Harbottle, President                                                                                                             Michael Kessler, Esq.
                                                                                                      13/7 Moo 6, Kamala-Patong Hwy.                                                                                       3436 American River Drive, Suite 11
                                                                                                      Kamala, Phuket, Thailand, 83120                                                                                                   Sacramento, CA. 95864
                                                                                                            Tel:  011 66-85-798-8086                                                                                                       Telephone: (916) 239-4000
                                                                                            (Name, address and telephone number of                                                                   (Address and telephone of registrant's  number of agent for service)
                                                                             principal executive offices and principal place of business)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:            As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE
Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee (1)
Common Stock	200,000 Shares	$ 0.50	$ 100,000	$ 10.70

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and prepaid prior to the filing of this registration statement via cashier's check sent to the Lockbox.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE ECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

200,000 SHARES OF COMMON STOCK

SIDEWINDER EXPLORATIONS INC.

We are offering a total of 200,000 shares of our common stock on a self-underwritten basis, at an initial public offering price of $0.50 per share. No fractional shares may be purchased. There is no minimum number of shares which we must sell in this offering. We will commence the offering on the effective date of this prospectus and continue for a period of 120 days, unless we extend for an additional 90 days, or until we complete the offering, whichever occurs sooner.

The purchase of shares in this offering is highly risky and you should very carefully and thoroughly read the "RISK FACTORS" section of this prospectus, beginning on Page 7.

These securities have not been approved or disapproved by the Securities and Exchange Commission or the securities division of any state, nor has the Commission or any state passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prior to this offering, there has been no public market for our common stock and there is no assurance that a public market will result following the sale of the shares being offered in this prospectus, or that any shares purchased in this offering can be sold at or near the offering price, or at all.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Commission is effective. This prospectus is not an offer to sell the shares and it is not a solicitation of an offer to buy the shares in any state where the offer or sale is not permitted.

	Price Per Share	Aggregate Offering Price	Underwriting Commissions	Proceeds to Us (1)(2)
Common Stock	$ 0.50	$100,000	-0-	$ 100,000

1. Mr. Ross Harbottle, our President and a director, will act as our sales agent in this offering, but he will receive no commissions for any shares he sells. He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

2. We estimate the net proceeds we will receive from this offering will be approximately $85,000, after deducting $15,000 as the estimated costs of filing, printing, legal, accounting and other miscellaneous expenses relating to the offering, which we intend to pay out of the proceeds.

Subject to Completion, Dated: ________________________________, 200_.

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS	5
Information about Our Company	5
The Offering	5
Summary Financial Data	6
RISK FACTORS	6
General Warning	6
RISK FACTORS ASSOCIATED WITH OUR COMPANY	6
RISKS RELATED TO OUR COMMON STOCK	9
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	11
AVAILABLE INFORMATION	11
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	12
DILUTION OF THE PRICE YOU PAID FOR YOUR SHARES	12
PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING	13
Offering Period and Expiration Date	14
Procedures for Subscribing	14
Right to Reject Subscriptions	14
BUSINESS OF THE COMPANY	14
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	18
MANAGEMENT	20
EXECUTIVE COMPENSATION	20
PRINCIPAL STOCKHOLDERS	21
DESCRIPTION OF SECURITIES	21
CERTAIN TRANSACTIONS	23
CONFLICTS OF INTEREST	23
EXPERTS	23
LEGAL MATTERS	23
FINANCIAL STATEMENTS	24

SUMMARY OF PROSPECTUS

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” or “Sidewinder Explorations” refers to Sidewinder Explorations Inc. The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase Shares of our common stock.

Information about Our Company

Sidewinder Explorations Incorporated was incorporated under the laws of the State of Nevada on December 7, 2006. We are an exploration stage company engaged in the acquisition and exploration of mineral properties for the purpose of discovering the presence of ore, if any, and its extent. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

In January 2007 we purchased the Christmas No 1 Lode Mining Claim in the Yellow Pine Mining District, Clark County, Nevada covering an area of approximately 20 acres that we believe are prospective for gold and copper mineral deposits. We commissioned a geological report on the property and we have determined to proceed with our proposed exploration program. The cost of the initial geological report on the property was $3,000 and the estimated cost of the Phase I exploration program is $6,500.

Our administrative offices are located in Kamala, Phuket, Thailand in the home of our sole officer and director, and our fiscal year end is October 31.

The Offering

Following is a brief summary of this offering. Please see the “PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING” section on page for a more detailed description of the terms of the offering.

Securities Being Offered:	Up to 200,000 Shares of common stock, par value $0.001

Offering Price per Share:	$ 0.50

Offering Period:	The shares are being offered for a period not to exceed 120 days, unless extended by our Board of Directors for an additional 90 days.

Net Proceeds to Our Company:	Approximately $85,000

Use of Proceeds:	We intend to use the proceeds to pay for offering expenses and exploration of our mineral property and to generally expand our business operations.

Number of Shares Outstanding
Before the Offering:	1,000,000

Number of Shares Outstanding
After the Offering:	1,200,000

Summary Financial Data

The following table provides selected financial data about our Company for the year ended October 31, 2007. For detailed financial information, see the FINANCIAL STATEMENTS included in this prospectus starting on page .

Balance Sheet Data as at October 31, 2007:

Cash and cash equivalents               $        269
Total assets                                         $        269
Current liabilities                                 $   20,783
Shareholder’s equity/(deficit)           $(20,514)

RISK FACTORS

General Warning

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS OFFERING DOCUMENT.

1. RISK FACTORS ASSOCIATED WITH OUR COMPANY:

We are in the organizational and development stages and any investment in our securities involves a high degree of risk. A prospective investor should, therefore, be aware that in the event we are not successful in our business plans, any investment in the Shares offered herein may be lost and we may be faced with the possibility of liquidation. In the event of liquidation, existing stockholders will, to the extent that assets are available for distribution, receive a disproportionately greater share of the assets in relation to their cash investment in our securities, than will the investors in this Offering, in that holders of common stock are entitled to share on a pro rata basis in the assets, if any, of our Company that would be available for distribution.

a. We lack an operating history.
Our Company was incorporated in December 2006 and has not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the competitive mining industry. The mining business is, by nature, extremely speculative. Our ability to achieve and maintain profitability and positive cash flow will be highly dependent upon a number of factors, including our ability to locate profitable mineral properties and generate revenues, while reducing exploration costs. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the exploration of our mineral properties. We cannot guarantee that we will be successful in realizing revenues or achieving or sustaining positive cash flow in the future and any such failure could have a material adverse effect on our business, financial condition and results of operations.

We anticipate being able to sustain operations for a period of at least twelve (12) months after receipt of the total net proceeds from this Offering without being forced to seek additional financing to continue our business operations and exploration of our properties; however, there is no assurance that we will be able to do so.

b. If we do not obtain additional financing, our business plan will fail.
Upon completion of this offering, of which there can be no guarantee, we believe our operating funds will be sufficient to complete the Phase I exploration operations on our mineral claim; however, we will need to obtain additional financing in order to complete our business plans. As of October 31, 2007, we had cash in the bank of $269. Our business plan calls for significant expenses in connection with the exploration of our mineral claim. The Phase I exploration program on the property as recommended by our consulting geologist, L. Sookochoff, is estimated to cost approximately $6,500. We will require additional financing in order to complete any further recommended phase of work on our mineral claim as a result of completing the first phase. We currently do not have any arrangements for financing and we may not be able to obtain financing as and when required.

c. If we do not obtain clear title to our mineral claim, our business may fail.
While we have obtained a geological report with respect to our mineral property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The property has not been surveyed and, therefore, the precise location and boundaries of the property may be in doubt. We will likely complete a survey on the property as part of the proposed first phase exploration work program. If the survey results are defective, we will lose all right and title to the ground now held by the mineral claim. If we are unable to obtain clear title to the property, you may lose any investment you make in this offering.

The validity of certain mining claims depends upon numerous circumstances and factual matters, many of which are discoverable of record or by other available means, and is subject to many uncertainties of existing law and its applications. If the mining claims we have acquired are determined to be invalid, our planned business operations would be delayed until we were able to locate and acquire additional valid claims. Such a discovery of invalidity of the claims or a delay in implementing our proposed operations could result in a total loss of your investment or an inability to sell any Shares you purchase in this Offering.

d. If we are unable to maintain our interest in our Yellow Pine Mining District mineral claim, then we will lose the mineral claim and our business will fail.
Our mineral properties consist of our interest in Christmas No 1 Lode Mining Claim. The State of Nevada charges an annual fee of $125 per mineral claim on the 1st of September of each year to keep the claim in good standing. We must also make annual exploration expenditures on the mineral property of at least $100 per mineral claim, by the 1st of every September in order to keep our property in good standing with the State of Nevada. If we do not complete the exploration expenditures, we must either make the payment in lieu of the exploration work by the 30th of every December or lose any interest in our mineral claim. If we fail to make any of the required payments, you could lose all or part of any investment you make in this offering.
e. We are dependent on additional financing which may not be available and may result in additional dilution.
Assuming completion of this Offering, of which there can be no guarantee, our continued operations will be dependent upon our ability to generate revenues from operations and/or obtain further financing, if and when needed, through borrowing from banks or other lenders or equity funding. There is no assurance that sufficient revenues can be generated or that additional financing will be available, if and when needed, or on terms favorable to us. In addition, any future equity funding would most likely result in a further dilution to the subscribers of Shares in this Offering.

f. Supplies needed for exploration may not always be available when needed.
Competition and unforeseen limited sources of supplies needed for our proposed exploration work could result in occasional spot shortages of supplies of certain products, equipment or materials. There is no guarantee that we will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms. Such delays could affect our proposed exploration plans, which could impact your ability to resell any Shares you purchase in this Offering and could require you to hold them for a longer term than expected.

g. Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.
We have never earned revenues and we have never been profitable. Prior to completing exploration on the mineral property, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our mineral claim, we will fail and you will lose any investment you make in this offering.
h. Our auditors have raised substantial doubt about our ability to continue as a going concern
We have incurred a net loss of $50,514 for the period from December 07, 2006 (inception) to October, 31, 2007, and have generated no revenues to date. Our future is totally dependent upon our receipt of the proceeds from this offering or our ability to obtain financing, as well as upon future profitable operations from the development of our mineral claim. These factors raise substantial doubt that we will be able to continue as a going concern. Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the period from inception to October 31, 2007. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected. In any such event, you could risk a loss of any investment you make in this offering.

i. The mineral exploration industry is highly speculative
Gold, silver and strategic metals exploration is highly speculative in nature, involving many risks which even a combination of scientific knowledge and experience cannot overcome, often resulting in unproductive efforts. We are in the very early exploration stage and are wholly dependent on the proceeds of this Offering for the funds necessary to carry out our initial planned exploration program. We cannot guarantee that our exploration work will be successful or that any minerals will be found or that any production of minerals will be realized, if found. Although we believe there is a sufficient basis to engage in exploration work on our property, such work may not result in the discovery of any known minerals or revenues, which could result in a total loss of any investment you make in the Shares offered herein.

j. Our Company’s success is dependent upon the price of precious metals and ores.
Our continued existence and future profitability is highly dependent upon the price of precious metals and ores. The economic viability of a mineral exploration program is highly dependent on, among many other factors, political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of precious metals could be severely impacted. Such factors would likely have an immediate effect on our business operations and/or profitability, which could result in a loss of your investment or ability to liquidate any Shares you purchase in this Offering.

k. We are subject to risks inherent in the mining industry and at present we do not have any insurance against such risks.
The business of mining for silver and other metals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labour disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present time, we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Mining operations will be subject to risks normally encountered in the mining business.

l. We may be delayed by or unable to comply with government and environmental laws.
We may be delayed by or unable to comply with government and environmental laws, rules and regulations related to our proposed operations which could severely impact our business operations. Our proposed mineral exploration programs will be subject to extensive laws, rules and regulations. Various governmental permits will be required prior to implementation of proposed exploration operations. We are not assured of receiving such permits as and when needed for operations, or at all. There is no assurance environmental or safety standards more stringent than those presently in effect may not be enacted, which could adversely affect future exploration programs. Also, the industry often finds itself in conflict with the interests of private environmental groups which often have an adverse effect on the mining industry.

m. We will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.
There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

n. We can provide no assurance that we will be able to successfully advance the mineral claim into commercial production.
Our mineral property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the mineral claim into commercial production. In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible, and you may lose your entire investment in this offering.

o. Because our sole director and officer has no experience in mineral exploration or formal training specific to the technicalities of mineral exploration, there is a higher risk our business could fail.
Our director and officer has no experience in mineral exploration and does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claim. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry out planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is, thus, a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm. Our business could fail and you could lose any investment you make in this offering.

p. Because our management lacks technical training and experience with exploring for, starting and/or operating a mine, there is a higher risk our business could fail.
Our management lacks technical training and experience with exploring for, starting and/or operating a mine. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. Their decisions and choices may not take into account standard engineering or managerial approaches which mineral exploration companies commonly use. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in the industry.

q. Because our executive officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.
Our executive officer is currently spending only approximately 10% of his business time on providing management services to us. While he presently possess adequate time to attend to our interests, it is possible that the demands from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development, resulting in a loss of any investment you make in our Shares.

r. Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms which will materially affect our financial condition.
The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms it considers acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

2. RISKS RELATED TO OUR COMMON STOCK

a. We cannot assure a public market for the shares.
There is currently no public trading market for our securities and there is no guarantee that a regular and established market will develop for our common stock upon completion of this offering or that, if such a market does develop, it will continue. There is also no assurance as to the depth of liquidity of any market for common stock or the prices at which holders may be able to sell any Shares they may purchase in this Offering. As a result, an investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all. In the event that an established public market does develop for our common stock, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in our operating results and other factors such as investor perceptions of our Company, supply and demand, interest rates, general economic conditions and those specific to the industry and developments regarding our activities, future financial condition and management.

b. Issuance of additional shares will reduce the control held by the investors and result in dilution of the book value of their Shares.
Assuming the sale of all Shares offered herein, of which there can be no assurance, there will still be 173,800,000 additional shares of Common Stock which the Board of Directors will have authority to issue in the future for such consideration, as the Board of Directors may deem sufficient. The issuance of any such shares to persons other than the public investors herein will reduce the amount of control held by the investors herein and may result in a dilution of the book value of their Shares. There are presently no commitments, contracts or intentions to issue any additional shares to any persons, other than as set forth herein.

c. Penny Stock Rules could result in the possible inability to sell your Shares in a secondary market.
Rule 3a5-1 of the Securities Exchange Act of 1934 (the "Exchange Act") defines a "penny stock" as an equity security that is not, among other things: a) a reported security (i.e., listed on certain national securities exchanges); b) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; c) a security listed on NASDAQ; d) a security of an issuer that meets certain minimum financial requirements, i.e., "net tangible assets" in excess of $8,000,000 (if the issuer has been continuously operating for less than three years) or $5,000,000 (if the issuer has been continuously operating for more than three years), or "average revenue" of at least $6,000,000 for the last three years); or e) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a5-1, our Company's Common Stock offered herein falls within the definition of a "penny stock."

Accordingly, trading in our securities is subject to the requirements of Rule 15g-9 and Section 15(g) under the Exchange Act. Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell non-exempt securities to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Pursuant to Section 15(g) and related Rules, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. The foregoing requirements will most likely negatively affect the ability of purchasers herein to sell their shares in the secondary market.

d. We are selling this offering without the services of an Underwriter and may be unable to sell any of the Shares.
This offering is self-underwritten, which means we are not going to engage the services of an underwriter to sell the Shares; we intend to sell them through our President and pay no commissions. We intend to hold investment meetings with friends, acquaintances and relatives in an effort to sell the shares to them, using this Prospectus; however, there is no guarantee that we will be able to sell any of the Shares and/or receive any of the proceeds of this offering.

e. You will incur immediate and substantial dilution immediately following this offering.
The existing Stockholder acquired his shares at a price substantially less than that which the investors herein will pay for their Shares. Accordingly, an investment in the Shares of our Company by investors herein will result in the immediate and substantial dilution of the net tangible book value of their Shares.

f.	Potential future sales pursuant to Rule 144 could have a depressive effect on the price of our Common Stock.
Any future sales of our common stock held by officers, directors and/or principal shareholders could have a depressive effect on the price of our Company’s common stock in any public market which may develop, assuming there is such a market, of which there can be no assurance. Prior to this Offering, 1,000,000 shares of “restricted” Common Stock were issued as consideration for proprietary rights, business plans, organizational services and expenses and cash in the amount of $10,000 or $.001 per share. All of said shares are held by our president who is also a director of our Company and who holds such shares as "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. However, these securities may only be sold in compliance with Rule 144 which provides, in essence, that officers and directors and others holding restricted securities (such as those described above) may each sell, in brokerage transactions, an amount equal to 1% of our Company’s total outstanding Common Stock every three (3) months. In addition, Rule 144 provides that shares must not be sold until they have been held for a period of at least one (1) year from the date they were fully paid for. The possible sale of these restricted securities under Rule 144 may, in the future, have a depressive effect on the price of our Company’s Common Stock in any public market which may develop, assuming there is such a market, of which there can be no assurance. Furthermore, persons holding restricted securities for two (2) years who are not "affiliates" of our Company, as that term is defined in Rule 144, may sell their securities pursuant to Rule 144 without any restrictions and/or limitations on the number of shares sold, assuming there is such a market, of which there can be no assurance.

g. No cash dividends have been or will be paid on our common stock.
No cash dividends have been declared or paid on the shares of our common stock to date, nor is it anticipated that any such dividends will be declared or paid to stockholders in the foreseeable future. It is currently anticipated that any income received from operations will be reinvested and devoted to our future operations and/or to expansion.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such factors include, but are not limited to, those discussed in the RISK FACTORS, MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and BUSINESS OF THE COMPANY sections, as well as those discussed elsewhere in this prospectus. Such forward-looking statements involve risks and uncertainties regarding the market price of gold and copper, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders. We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

USE OF PROCEEDS

We have estimated the net proceeds from this offering to be approximately $85,000, assuming all Shares are sold, which we can't guarantee, after deducting $15,000 for estimated offering expenses, including legal and accounting fees. The following table sets forth the use of proceeds, assuming all Shares are sold, of which there can be no assurance, and management’s present estimate of the allocation and prioritization of those proceeds. Actual receipts and expenditures could vary slightly from these estimates. Pending use of the funds, we may invest the net proceeds in short-term, interest bearing accounts.

The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

Proceeds to our Company	$ 100,000
Less offering expenses, legal, accounting, printing	15,000
Total proceeds available for distribution	$ 85,000

Professional fees:
Related to gathering samples, analyzing geotechnical and preparing property reports	39,000
Legal and accounting	20,000
Transfer agent and filing fees	4,000

Office and administrative	17,000
Operating capital	5,000
Total use of net proceeds	$ 85,000

DETERMINATION OF OFFERING PRICE

The public offering price of the Shares has been determined arbitrarily in order to raise a total of $100,000, which we feel will be required to complete the proposed exploration activities on our properties. The price does not bear any relationship to our assets, book value, earnings or other established criteria for valuing a privately-held company.

In determining the number of Shares to be offered and the offering price, our capital structure, financial condition, prospects for business operations, the mining industry in general and the overall condition of the securities market were factors considered. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAID FOR YOUR SHARES

"Dilution" represents the difference between the Offering price and the net tangible book value per Share immediately after completion of this Offering. "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from total assets. Dilution arises mainly from our arbitrary decision as to the Offering price per share of the Shares offered hereunder. Dilution of the value of the Shares purchased by the investors in this Offering will also be due to the lower book value of the shares of common stock presently outstanding.

As of October 31, 2007, the net tangible book value of our common stock (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities ($20,514)) was approximately ($0.02) per share based upon 1,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering, other than that resulting from the sale of all the Shares and receipt of the net proceeds of $100,000, less offering expenses of $15,000, the net tangible book value of the 1,200,000 Shares to be outstanding will be approximately $85,2696or approximately $0.05 per Share. Accordingly, the net tangible book value of the Shares held by the existing Stockholder of our Company (i.e. 1,000,000 shares) will be increased to approximately $0.07 per Share, without any additional investment on his part, and the purchasers of Shares in this Offering will incur immediate dilution (a reduction in net tangible book value per Share from the Offering price of $0.50 per Share) of approximately $0.43 or 86% per Share.

After completion of this Offering, purchasers of the Shares in this Offering will own approximately 17% of the total number of shares then outstanding, for which they will have made a cash investment of $100,000, or $0.50 per Share. The existing Stockholder will own 83% of the total number of shares then outstanding, for which he contributed cash in the amount of $10,000 or $0.01 per Share. The initial $10,000 investment was used to acquire the Christmas No 1 Lode Mining Claims and commission the Geological Evaluation Report.

The existing Stockholder will not purchase any Shares in this Offering.

The following table sets forth a comparison of the respective investments of the existing stockholder and the investors herein, assuming a successful completion of the Offering and sale of all Shares offered herein, of which there can be no assurance.

Existing Stockholder:

Price per Share	$ 0.01

Net tangible book value per
Share before Offering	$ (0.02)

Net tangible book value per
Share After Offering	$ 0.05

Increase to present Stockholder
In net tangible book value
Per Share after Offering	$ 0.07

Capital contributions	$ 10,000

Number of Shares Outstanding before the Offering	1,000,000

Percentage of ownership after Offering	83%

Public Investors

Price per Share	$ 0.50
Dilution per Share	$ (0.43) or 86%

Capital contributions	$ 100,000

Number of Shares after Offering held by Public Investors	200,000

Percentage of ownership after Offering	17%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING
Offering Being Made by Officer and Director

We intend to sell the Shares in this offering through Ross Harbottle, our President, who will receive no commission from the sale of any Shares. He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

1.	None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.
None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Since the offering is self-underwritten, we intend to advertise and hold investment meetings in various states and non-US locations, where the offering will be registered, and will distribute this prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and a possible investment in the offering. We are offering the Shares subject to prior sale and subject to approval of certain matters by our legal counsel.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of 120 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

Each investor subscribing for any of the Shares offered hereby will be required to execute a Subscription Agreement and tender it, together with a check or certified funds, payable to Sidewinder Explorations Inc.. All subscriptions for Shares received shall be final and no subscriptions will be refundable.

Right to Reject Subscriptions

We will have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions shall be returned immediately to the subscribers without interest or deduction. Subscriptions will be accepted or rejected within 48 hours after receipt.

BUSINESS OF THE COMPANY

General

Sidewinder Explorations Incorporated was incorporated under the laws of the State of Nevada on December 7, 2006. We were incorporated for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. We are an exploration stage company engaged in the acquisition and exploration of mineral properties for the purpose of discovering the presence of ore, if any, and its extent.. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

We are a relatively new company and, as such, are considered to be a junior mining company. It is common practice in the mining industry for a junior mining company to complete exploration activities on a property to determine if any minerals exist. At such time as mineralization is located, a junior mining company then generally attempts to recruit a major mining company, with ample cash reserves and equipment, to assist in the development of the property. As a junior mining company, we intend to conduct exploration activities on our properties and, if warranted, will seek a major mining company to joint venture in any development and/or production. However, since we are in the early stages of exploration activities at this time, there is no guarantee we will locate any mineralization on our properties or, if mineralization is located in a quantity sufficient to warrant development, there is no guarantee we will be able to recruit a major mining company to join us as a joint venture partner. In the event we are unable to enter into a joint venture agreement with a major mining company to assist in the development of our properties if mineralization is found, as a junior mining company with limited cash reserves, we will likely be required to raise additional monies, either through sales of our equity securities or through loans from financial institutions or third parties, prior to commencement of any development activities on our properties.

In January 2007 we purchased the Christmas No. 1 Lode Mining Claim in the Yellow Pine Mining District, Clark County, Nevada. The region is known for its historic production of lead, zinc, silver and gold. The claim covers an area of approximately 20 acres that we believe are prospective for gold and copper mineral deposits.

We completed a geological report on the property and have determined to proceed with the first phase of our exploration program. The cost of the geological report was $3,000 and the estimated cost to complete the recommended Phase I and II programs will be $19,000 and to complete the Geochemical (MMI) survey portion of Phase III will be $20,000.

Description of our Properties and Mining Claims

In January 2007, we acquired the Christmas No 1 Lode Mining Claim (the "Claim") in the Yellow Pine Mining District in Clark County, Nevada. The Claim covers some former underground exploratory workings on a mineral showing. During World War I, this region was one of the most productive in the Western USA for Lead and Zinc production. The Claim is indicated to be underlain by the Yellow Pine Limestone Member of the Monte Cristo Limestone Foundation.

The property consists of one claim comprised of twenty (20) acres recorded as the Christmas No 1 Lode Claim. It is located within the Section 34 Range 58E, Township 25S at the easternmost portion of the Yellow Pine Mining District of Clark County, Nevada. It is situated at the southern end of the Sheep Mountain Range and covers the northeasterly and Southwesterly facing slopes of a northerly trending ridge. The topography is gentle, ranging from a mid wash at 1000 to 1250 feet at the southwest and northeast corners of the Christmas No 1 Lode Claim. The area is of a typical desert climate with relatively high temperatures and low precipitation.

In June 2007, we commissioned a geological evaluation report of the claim which recommended a multi phase approach to develop the property. Phase I comprises of prospecting, trenching and sampling over known mineralization zones with follow phases including underground mapping & sampling, VLF-EM & magnetometer surveys, Geochemical (MMI) survey and Test diamond drilling of prime targets.

The following information was extracted from our Geological Evaluation Report commissioned in June, 2007.

PHYSIOGRAPHY, CLIMATE, VEGETATION & WATER:

The Christmas No 1 Lode Claim is situated at the southern end of the Sheep Mountain Range, a north-south trending range of mountains with peaks reaching an elevation of 4,184 feet. The claim covers the northeasterly and the southwesterly facing slopes of a northerly trending ridge. The topography is gentle, ranging from a mid wash at 1,000 feet to 1,250 feet at the southwest and northeast corners of the Christmas No 1 Lode Claim.

The area is of a typically desert climate with relatively high temperatures and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

HISTORY:

The history of the Yellow Pine Mining District stems from 1856 when Mormon missionaries reported ore in the area. In 1857 the smelting of ore produced 9,000 pounds of lead and in 1898 a mill was built south of Goodsprings.
As a result of the mill availability, exploration activity led to the discovery of many of the mines in the area.

The completion of the San Pedro, Los Angeles and Salt Lake railroad in 1905 and recognition of oxidized zinc minerals in the ore in 1906 stimulated development of the mines and the region has been subject to intermittent activity up to 1964, particularly during the World War I and II years.

Production from the mines of the Yellow Pine Mining District from 1902 to 1929 was 477,717 tons. Bullion recovery from 7,656 tons of this ore by amalgamation and cyanidation was 9,497 ounces of gold and 2,445 ounces of silver. The concentrator treated 230,452 tons of ore which yielded 58,641 tons of lead-zinc concentrate and 32,742 tons of lead concentrate. Crude ore shipped to 1929 was 227,952 tons from which recovery amounted to 3,196 ounces gold, 422,379 ounces silver, 3,085,675 pounds copper, 34,655,460 pounds lead and 110,833,051 pounds zinc.

Although the mines of this district have been worked primarily for their lead-zinc-silver values, an estimated 91,000 ounces of gold has been recovered as a by-product of copper-lead-silver mining.

The history of the Christmas No 1 mine workings is not known. However, the underground workings and the localized exploration pits exploring zinc/lead mineralization were probably excavated during the period of mid to late 1800’s after Goodsprings concentrator was in operation and much exploration activity ensued a very convenient market for ore.

Exact production from the Christmas mine is not recorded, however, recorded production from the Christmas Mine and including production from the Silver Gem and Eureka mines from 1911-1922 is reported as 532,505 lb lead, 449,886 lb zinc, 16,635 oz silver, 2 oz gold, and 195 lb copper.

REGIONAL GEOLOGY:

In the Yellow Pine Mining District, the Spring Mountain Range in the west, and the Sheep Mountain Range in the east consist mainly of Paleozoic sediments which have undergone intense folding accompanied by faulting. A series of Carboniferous sediments consist largely of siliceous limestones and include strata of pure crystalline limestone and dolomite with occasional intercalated beds of fine grained sandstone. These strata have a general west to southwest dip of from 15 to 45 degrees which is occasionally disturbed by local folds. Igneous rocks are scarce and are represented chiefly by quartz-monzonite porphyry dikes and sills. The quartz-monzonite porphyry is intruded into these strata and is of post-Jurassic age, perhaps Tertiary.

PROPERTY GEOLOGY:

The Christmas Lode No 1 Mining Claim is indicated to be underlain by the Yellow pine Limestone Member of the Monte Cristo Limestone Formation.

REGIONAL MINERALIZATION:

Ore Mineralogy and Alteration
It is reported (Albritton, 1954) that ore deposits in the Goodsprings (Yellow Pine) district can at best be characterized as enigmatic. They appear to fall into two distinct types, which may or may not be related, gold-copper deposits and lead-zinc deposits. Gold-copper deposits are clearly related to sill-like masses of granite porphyry. All existing mines worked the contact between the intrusive and surrounding sedimentary rocks. Gold occurred in both the intrusive and the carbonate wall rocks. It appears any carbonate unit was a suitable host.

Mineralogy of gold-copper deposits consists of native gold (often visible!), pyrite, limonite, cinnabar, malachite, azurite and chrysocolla. Lead-zinc deposits are comprised of hydrozincite, calamine, smithsonite, cerrusite, anglesite, galena and iron oxides. The rather unusual mineralogy of the district is due to the great depth of surface oxidation, exceeding 600 feet.

Typical sulfides such as chalcopyrite, sphalerite and pyrite have been partially or completely altered to more stable hydrated carbonates and sulfates. Only the highly insoluble lead sulfide, galena has successfully resisted surface oxidation.

Primary alteration is difficult to characterize due to the supergene overprint, but again appears to differ for gold copper deposits and lead-zinc deposits. Gold-copper ores have been extensively sericitized and kaolinized, altering the host pluton to a rock that can be mined through simple excavation with little or no blasting. The rock is so thoroughly altered it decrepitates on exposure to the atmosphere. On the other hand, lead-zinc deposits appear to be characterized by dolomitization and minor silicification.

PROPERTY MINERALIZATION:

The favorable host rock for the mineralization on the Christmas No 1 Lode Mining Claim is reported to be a dolomitized breccia near the base of the Yellow Pine Limestone Member. The mineralization is of hydrozincite, calamine, and galena in addition to its oxidation products

CONCLUSIONS AND RECOMMENDATIONS:

The Christmas Lode No 1 Mining Claim incorporates some exploratory workings on mineral zones hosting “ore-grade” mineralization of sufficient economic values to be shipped to a smelter in the early 1900’s. As the nature of the mineralization nor the controlling structures to the mineralization are not known, and as the Yellow Pine district has a history of significant zinc production from within veins or replacements of brecciated rocks along fault zones. With the significant increase in the current prices of lad and zinc, the mineralized zones on the Christmas No 1 Lode Mining Claim should be explored for potentially economical mineral zones.

The geological evaluation report recommended that prospecting, trenching and sampling be completed over the known mineral zone to determine geological controls to the mineralization and to determine the nature of the mineralization. As a follow-up to the initial investigation of the mineralized structure, a VLF-EM survey and soil sampling is recommended to be completed along the determined extensions of the known mineral zones, underground mapping and sampling, in addition to VLF-EM and magnetometer surveys should be completed. As a third phase to the exploration program, geochemical soil (MMI) surveys should be completed to locate prime targets to test for sub-surface mineralization by diamond drilling.

Our Proposed Exploration Program:

As recommended by the geological report, Phase I exploration, comprising of prospecting, trenching and sampling over the known mineralized zones, is required to further determine the feasibility of the site for development. As each Phase is completed, the results will be analyzed and a decision whether or not to proceed to the next Phase will be made.

The exploration program on The Christmas No1 Lode Claim has been designed to economically explore and evaluate the Claim which, in our opinion, may merit development.

We do not claim to have any mineralization or reserves whatsoever at this time on any of our properties; however, based on preliminary research and geological report on our property and the surrounding area, we believe there is a sufficient basis to warrant further exploration of the property.

The following table summarizes the recommended exploration program and estimated costs:

Phase I
Prospecting, trenching and sampling over known mineralizing zones                                $ 6,500

Phase II
VLF-EM and magnetometer surveys, and
underground mapping and sampling                                                                                       $12,500

Phase III
Geochemical (MM) Survey  $20,000
Test diamond drilling of the prime targets                                                                               $80,000

Total Estimated Exploration Costs                                                                                                      $119,000

Environmental Regulations

Environmental laws and regulations relating to public lands are expected to be tightly enforced. We intend to explore and, when required, develop all of our properties in strict compliance with all environmental requirements applicable to the mineral processing and mining industry. We will secure all the necessary permits for exploration and, if development is warranted, will file final Plans of Operation prior to the commencement of any mining operations. We anticipate no discharge of water into any active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No significant endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to all legal requirements. Any portals, adits or shafts will be sealed should the property be abandoned.

It is difficult to estimate the cost of compliance with environmental laws at this time, since the full nature and extent of our proposed activities cannot be determined until we receive the proceeds of this Offering and commence our operations. At that time, we will determine what that will involve from an environmental standpoint and will begin our compliance efforts.

Government Regulations

We will be subject to all the laws, rules and regulations which govern the mineral processing and mining industry in the State of Nevada and intend to fully comply with all environmental, health and safety laws, rules, regulations and statutes.

Specifically, the proposed exploration of the property will be governed by the State of Nevada Mining laws, rules and regulations. We will determine and comply with all rules and regulations governing operations prior to commencement of any exploration activities subject to permitting and/or licensing.

Competition

The mining industry is highly fragmented and competitive. We are competing with many other exploration companies looking for gold and other minerals. Our Company is among the smallest exploration companies in existence and is an infinitely small participant in the exploration business, which is the foundation of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from its current claims or properties. Readily available commodities markets exist around the world for the sale of minerals. Therefore, if we discover mineralization on our properties, we would likely be able to sell the minerals in the market.

Employees and Employment Agreements

At present, we have no employees. Our President is also the Secretary and Treasurer and Director. He devotes his time as required to our business operations. The President is not presently compensated for his services and does not have an employment agreement with us. We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the mineral property in order to carry our plan of operations. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, may adopt such plans in the future. There are presently no personal benefits available to any officers, directors or employees.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This registration statement contains forward-looking statements that involve risks and uncertainties. The statements contained in this registration statement that are not purely historical are forward-looking statements, including without limitation statements regarding our expectations, projections, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results may differ materially as a result of certain factors, including those set forth in the Risk Factors section of this registration statement. Potential investors should consider carefully the following factors, as well as the more detailed information contained elsewhere in this registration statement, before making a decision to invest in our shares. The following discussion and analysis should be read in conjunction with our financial statements for the period from inception to our fiscal year ended October 31, 2007, included in this prospectus.

Plan of Operation

Assuming sale of all the Shares in this offering and receipt of all the proceeds, of which there is no guarantee, we estimate that we will use most of the funds received during the next 12 months to complete Phase I and Phase II and begin Phase III of our exploration program. We intend to subcontract these programs to companies with the crews and equipment to prospect, trench and collect mineral samples on our property. All samples will then be sent to an assay lab for analysis and a geological report will be prepared.

Limited Operating History; Need for Additional Capital

There is little to no historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in the Shares. We are still in the organizational stages and have not yet generated or realized any revenues from operations. We cannot guarantee we will be successful in our business operations or will achieve significant levels of market acceptance for our proposed business. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, possible cost overruns due to price and cost increases in services we require and the absence of an operating history. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

Upon successful completion of this offering, we intend to pursue our exploration activities to determine if viable mineralization exists on our property that warrants further exploration or development. Until we commence exploration activities on our property, we estimate our monthly expenses will be minimal, (less than $1,500 per month) and these monies will be used only in background data research efforts on our property and the surrounding claims and to ensure that we comply will all regulatory requirement to maintain our mineral claim.

Once we have established that our property warrants further exploration or development, we will likely be required to make significant investments into further exploration (Phases I, II & III) before we would be able to commence production of any minerals we may find. At that time, our Management will need to asses the merits of seeking additional financing to provide the capital we will require to implement additional exploration programs or seek a joint venture partner in the mining industry with experience, cash reserves and equipment to undertake any additional exploration that may be required before mine development can be considered.
The timing and total amount of capital requirements cannot be predicted at this time and we have no assurance that any financing will be available to us on acceptable terms, as and when we need it, if at all. If such financing is not available on satisfactory terms, as and when needed, we may be unable to continue our exploration activities or expand our operations and our operating results may be adversely affected. Equity financing could also result in additional dilution to then existing shareholders.

We do not plan to purchase any significant equipment in the next 12 months.

Results of Operations Since Inception

We are an exploration stage company and have not generated or realized any revenues since inception.

For the period from the date of inception on December 7, 2006, we have incurred a net loss of $50,514, all consisting of operating costs and expenses. To date, we have spent $6,000 on acquisition of our mineral claims; $3,000 in exploration and development costs; $5,000 in consulting fees; $14,211 in legal and accounting fees; $20,000 in management fees and rent, contributed by our President/Director, $2,303 in general administrative expenses.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations due to the preliminary nature of our operations, ongoing investment in exploration efforts, and expenditures incurred to build the appropriate infrastructure to support our proposed operations. Consequently, we have been substantially dependent on private placement sales of our equity securities.

Since inception, we have used our common stock to raise $10,000 in cash by issuing 1,000,000 shares of Common Stock to our President at $0.01 per share in January 2007.

During the coming year, we expect to incur additional costs for exploration of our properties and for subcontractors, professional and legal fees. Significant additional funding will be required to meet any additional operating and/or expansion requirements.

We are taking steps to raise equity capital; however, we cannot guarantee that any new capital will be available to us or that adequate funds for operations, whether from our revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available as or when needed, or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our exploration programs, and, potentially, to cease our operations. Any additional equity financing may involve substantial dilution to our then-existing shareholders.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the directors, executive officers and other significant employees of our Company, their ages, and all offices and positions with our Company. Directors are elected for a period of one year and serve until the next annual meeting at which their successors are duly elected by the stockholders and qualified. Annual meetings are to be scheduled by the Board of Directors each year. Officers and other employees serve at the will of the Board of Directors.

Name of Director/Officer	Age	Positions
Ross Harbottle 13/7 Moo 6, Kamala-Patong Hwy Kamala, Phuket, Thailand, 83120	47	President, Secretary, Treasurer, Director

Background of Officer and Director

Ross Harbottle is our President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer and our sole Director. He currently devotes approximately 15% of his time to the management of the Company. Mr. Harbottle was born and educated in Vancouver, B.C. He graduated from the University of British Columbia in 1984 with a combined Commerce (Accounting and Marketing) and a Computer Science Degree. He possesses a unique combination of technical, management and marketing skills that he has utilized successfully throughout his career. He was selected in 1994 as one of Vancouver’s top 40 business entrepreneurs, under the age of 40, by the Business in Vancouver magazine.

He has consulted to, or worked for, the following companies: AT&T, Sun Microsystems, British Airways, KLM, TWA, NTT - Japan, Air Canada (Canadian Airlines), Thai Military, Consulting to the Thai Military on various Computer Systems, and Formation of Oceanside Computer Guys (a computer support and consulting company in Parksville, B.C).

EXECUTIVE COMPENSATION

There are currently no plans to compensate our sole officer and director until we commence operations and become profitable. We will reimburse officers and directors for any out-of-pocket expenses incurred on our behalf. We do not have employment agreements or key-man life insurance.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of October 31, 2007 certain information regarding the beneficial ownership of our common stock by

(i) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock,

(ii) each director,

(iii) each executive officer of our Company and

(iv) all executive officers and directors of our Company as a group.

The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

			Percentage of Outstanding
Name and Address	Position(s) Held	Number of Shares	Before Offering	After Offering

Ross Harbottle 13/7 Moo 6, Kamala-Patong Hwy Kamala, Phuket, Thailand 83120	President, Secretary, Treasurer and Director	1,000,000	100%	83%

Restricted Shares Eligible for Future Sale

All 1,000,000 of the currently issued and outstanding shares of common stock are "restricted securities" which, in the future, may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, if available. Rule 144 currently provides, in essence, that persons holding restricted securities for a period of one (1) year may each sell, every three months, in brokerage transactions, a number of shares equal to one percent (1%) of the aggregate number of our Company's outstanding shares, and after one (1) year, persons other than "affiliates" of our Company, as that term is defined in Rule 144, may sell shares without any volume restrictions.

Sales of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of Shares purchased in this Offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our securities in any market that may develop, of which there can be no assurance.

DESCRIPTION OF SECURITIES

The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of our Company’s Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request.

Common Stock

Our Company is presently authorized to issue 175,000,000 shares of common stock, par value $0.001. As of the date of this prospectus, there are a total of 1,000,000 shares of common stock issued and outstanding. We are offering a total of 200,000 shares of our common stock for sale pursuant to the terms of this offering. We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the Shares offered hereby, if sold. The Shares of common stock issuable upon completion of the offering will be, when issued in accordance with the terms of this offering, validly issued, fully paid and non-assessable.

The holders of common stock, including the Shares offered hereby, are entitled to equal dividends and distributions per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our Company nor is any shares of common stock subject to redemption or convertible into other securities of our Company. Upon liquidation, dissolution or winding up of our Company, and after payment of creditors and preferred stockholders, if any, any assets of ours would be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validity issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.

Preferred Stock

Our Company is presently authorized to issue 25,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding.

The holders of preferred stock are entitled to equal dividends and distributions per share, with respect to the preferred stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of preferred stock has a pre-emptive right to subscribe for any securities of our Company nor is any shares of preferred stock subject to redemption or convertible into other securities of our Company. Upon liquidation, dissolution or winding up of our Company, and after payment of creditors and preferred stockholders, if any, any assets of ours would be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of preferred stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming all Shares are sold, which we can't guarantee, the present stockholder will own 83% of our outstanding shares of common stock.

Annual Reports

We intend to furnish annual reports to shareholders which will contain audited financial statements examined by independent certified public accountants and such other interim reports as we may deem necessary to keep the public informed of our business operations.

Dividend Policy

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

We have appointed Transfer Online, 317 S.W. Alder Street, 2nd Floor, Portland, Oregon 97204; telephone (503) 227-2940, as the stock transfer agent for our securities.

CERTAIN TRANSACTIONS

We maintain our current office at the office of our President at no charge to us; our mailing address is 13/7 Moo 6, Kamala-Patong Hwy, Kamala, Phuket, Thailand, 83120.

Since inception, our sole officer and director has made contributions to capital for management fees in the amount of $15,000 for services provided and rent in the amount of $5,000.

CONFLICTS OF INTEREST

Other than as described herein, we do not expected to have significant further dealings with affiliates. However, if any such dealings arise, the parties will attempt to settle any such conflict of interest on terms competitive in the market and on the same terms that either party would deal with a third person. Presently, our sole officer and director has no transactions which he contemplates entering into with our Company, aside from the matters described herein.

Management will attempt to resolve any conflicts of interest that may arise in favor of our Company, as failure to do so could result in fiduciary liability to our Management.

The General Corporation Law of Nevada limits liability of officers and directors for breach of fiduciary duty to certain specified circumstances, and also empowers us to indemnify our officers, directors, employees and others from liability in certain circumstances such as when the person successfully defends himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the Company.

Our Articles of Incorporation, with certain exceptions, eliminate any personal liability of an officer or director for monetary damages for the breach of a director’s fiduciary duty, meaning a director cannot be held personally liable for damages to our Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director, except in certain specified instances. We have also adopted bylaws which provide for indemnification to the fullest extent permitted under the laws of the State of Nevada, which includes all liability, damages and costs or expenses arising from or in connections with service for, employment by, or other affiliation with our Company, to the maximum extent and under all circumstances permitted by law.

Insofar as indemnification, for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of our Company pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

Financial

Our financial statements for the fiscal year ended October 31, 2007, included in this prospectus, have been audited by James Stafford, Chartered Accountants, Suite 350 - 1111 Melville Street, Vancouver, British Columbia, Canada V6E 3V6. We include the financial statements in reliance on the report of James Stafford, Chartered Accountants, given upon their authority as experts in accounting and auditing.

Geological

The Geological Evaluation Report for the Christmas No 1 Lode Claim was prepared by L. Sookochoff, B.Sc. Geology, P. Eng., of Sookochoff Consultants Incorporated, and unrelated third party, and is included in reliance on such report given upon the authority of Mr. Sookochoff as a professional Geologist and Mining Engineer.

LEGAL MATTERS
Independent Counsel
Certain legal matters with respect to the sale and issuance of the Shares described in this prospectus have been passed upon by our Company’s legal counsel, Michael M. Kessler, Esq., 3426 American River Drive, Suite 11, Sacramento, California 95864.

Legal Proceedings

We currently are not party to any material legal proceedings and, to the best of our knowledge, there is no material litigation pending or threatened against us.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. The audited financial statements for the period from inception to October 31, 2007 immediately follow. This financial statement were prepared by Management and audited by James Stafford, Chartered Accountants of Vancouver, British Columbia, Canada, an independent certified public accountant.

Sidewinder Explorations Inc.
(A Development Stage Company)

Financial Statements
(Expressed in U.S. Dollars)
31 October 2007

James Stafford

James Stafford, Inc.*
Chartered Accountants
Suite 350 - 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754
* Incorporated professional, James Stafford, Inc.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Sidewinder Exploration Inc.
(A Development Stage Company)

We have audited the balance sheet of Sidewinder Exploration Inc. as at 31 October 2007 and the related statements of operations, cash flows and changes in stockholders’ equity for the period from the date of inception on 7 December 2006 through 31 October 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of 31 October 2007 and the results of its operations, its cash flows and its changes in stockholders’ equity for the period from the date of inception on 7 December 2006 to 31 October 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ James Stafford

Vancouver, Canada                                                                                                                                        Chartered Accountants

15 November 2007

Sidewinder Explorations Inc.
(A Development Stage Company)
Balance Sheet
(Expressed in U.S. Dollars)

As at 31 October 2007
$
Assets

Current
Cash and cash equivalents	269

269

Liabilities

Current
Accounts payable and accrued liabilities (Note 4)	13,775
Loan Payable (Note 5)	5,000
Due to related parties (Note 6)	2,008

20,783

Stockholder’s deficiency
Capital stock (Note 8)
Authorized
175,000,000 of common shares, par value $0.001 25,000,000 of preferred shares, par value $0.001
Issued and outstanding
2007 - 1,000,000 common shares, par value $0.001	1,000
Additional paid-in capital	29,000
Deficit, accumulated during the development stage	(50,514)

(20,514)

269

Nature and Continuance of Operations (Note 1)

On behalf of the Board:

/s/ Ross Harbottle  Director

The accompanying notes are an integral part of these financial statements.

Sidewinder Explorations Inc.
(A Development Stage Company)
Statements of Operations
(Expressed in U.S. Dollars)

For the period from the date of inception on 7 December 2006 to 31 October 2007
$

Expenses
Acquisition of mineral property (Note 3)	6,000
Exploration and development (Note 3)	3,000
Bank charges	228
Consulting	5,000
Filing fees	1,600
Legal and accounting	14,211
Licences and permits	325
Management fees (Notes 7, 8 and 10)	15,000
Postage and delivery	50
Registered agent	100
Rent (Notes 7, 8 and 10)	5,000

Net loss for the period, being deficit, end of period	(50,514)

Basic and diluted loss per common share	($0.05)

Weighted average number of common shares used in per share calculations	1,000,000

The accompanying notes are an integral part of these financial statements.

Sidewinder Explorations Inc.
(A Development Stage Company)
Statements of Cash Flows
(Expressed in U.S. Dollars)

For the period from the date of inception on 7 December 2006 to 31 October 2007
$

Cash flows from operating activities
Net loss for the period	(50,514)
Adjustments to reconcile loss to net cash used by operating activities
Contributions to capital by related parties (Notes 7, 8 and 10)	20,000
Changes in operating assets and liabilities
Increase in accounts payable and accrued liabilities	13,775

16,739

Cash flows from financing activities
Increase in due to related party	7,008
Common shares issued for cash	10,000

17,008

Being cash and cash equivalents, end of period	269

Supplemental Disclosures with Respect to Cash Flows (Note 10)

The accompanying notes are an integral part of these financial statements.

Sidewinder Explorations Inc.
(A Development Stage Company)
Statements of Changes in Stockholders’ Deficiency
(Expressed in U.S. Dollars)

	Number of shares issued	Share capital	Additional paid in capital	Deficit, accumulated during the development stage	Stockholder’s deficiency
		$	$	$	$

Balance at 7 December 2006 (inception)	-	-	-	-	-
Common shares issued for cash ($0.01 per share) (Note 7)	1,000,000	1,000	9,000	-	10,000
Contributions to capital by related party - expenses (Notes 7, 8 and 10)	-	-	20,000	-	20,000
Net loss for the period	-	-	-	(50,514)	(50,514)

Balance at 31 October 2007	1,000,000	1,000	29,000	(50,514)	(20,514)

The accompanying notes are an integral part of these financial statements.

Sidewinder Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2007
(Expressed in U.S. Dollars)

1.	Nature and Continuance of Operations

Sidewinder Explorations Inc. (the “Company”) was incorporated under the laws of the State of Nevada on 7 December 2006. The Company was incorporated for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principle operations have not commenced, and, accordingly, no revenue has been derived during the organization period.

The Company’s financial statements as at 31 October 2007 and for the period from inception on 7 December 2006 to the year ended 31 October 2007 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $50,514 for the period from inception on 7 December 2006 to the year ended 31 October 2007. At 31 October 2007 the Company had a working capital deficit $20,514.

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that after raising addition capital by completing a private placement of its common shares that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ending 31 October 2008. However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favourable terms and/or pursue other remedial measures. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

At 31 October 2007, the Company had suffered losses from development stage activities to date. Although management is currently attempting to implement its business plan, and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, the Company must rely on its president to perform essential functions without compensation until a business operation can be commenced. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Sidewinder Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2007
(Expressed in U.S. Dollars)

2.	Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to development stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is 31 October.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Mineral property costs

The Company has been in the exploration stage since its formation on 7 December 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Reclamation costs

The Company’s policy for recording reclamation costs is to record a liability for the estimated costs to reclaim mined land by recording charges to production costs for each tonne of ore mined over the life of the mine. The amount charged is based on management’s estimation of reclamation costs to be incurred. The accrued liability is reduced as reclamation expenditures are made. Certain reclamation work is performed concurrently with mining and these expenditures are charged to operations at that time.

Sidewinder Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2007
(Expressed in U.S. Dollars)

Long-lived assets

In accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, the carrying value of long-lived assets is reviewed on a regular basis for the existence of facts or circumstance that may suggest impairment. The Company recognized an impairment when the sum if the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Financial instruments

The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Derivative financial instruments

The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Basic and diluted net loss per share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Sidewinder Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2007
(Expressed in U.S. Dollars)

Comprehensive loss

SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at 31 October 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Segments of an enterprise and related information

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Start-up expenses

The Company has adopted Statement of Position No. 98-5, Reporting the Costs of Start-up Activities, which requires that costs associated with start-up activities be expensed as incurred.  Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from the date of inception on 7 December 2006 to 31 October 2007.

Foreign currency translation

The Company’s functional and reporting currency is in U.S. dollar. The financial statements of the Company are translated to U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

    Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Sidewinder Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2007
(Expressed in U.S. Dollars)

Recent accounting pronouncements

In May 2005, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 154, Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin (“SAB”) No. 107 to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during implementation of SFAS No. 123R.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after 15 June 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or its financial position.

In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and its related implementation guidance. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or its financial position.

Sidewinder Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2007
(Expressed in U.S. Dollars)

The FASB has also issued SFAS No. 151 and 152, but they will not have an effect of the financial reporting of the Company.

3.	Mineral Properties

On 16 January 2007 the Company acquired a 100% interest in a mineral claim located in Clark County, Nevada (the “Christmas No1Lode Claim”) for $6,000. In March 2007 the Company commissioned a geological evaluation report of the Christmas No1Lode Claim and on 13 June 2007 received the completed report.

Expenditures on the Christmas No1Lode Claim property for the period from inception on 7 December 2006 to the year ended 31 October 2007 were $3,000.

4.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

5.	Notes Payable

Notes payable are non-interest bearing, unsecured and are payable on demand.

6.	Due to Related Party

As at 31 October 2007 the amount due to a related party is payable to a former director of the Company. This balance is non-interest bearing, unsecured, and has no fixed terms of repayment

7.	Related Party Transactions

For the period from inception on 7 December 2006 to the year ended 31 October 2007, an officer and director of the Company made contributions to capital for management fees in the amount of $15,000 and rent in the amount of $5,000.

8. Capital Stock

Authorized capital stock consists of 175,000,000 common shares with a par value of $0.001 per common share and 25,000,000 preferred shares with a par value of $0.001 per preferred share.

The total issued and outstanding capital stock is 1,000,000 common shares with a par value of $0.001 per common share.

i.	On 22 December 2006, 1,000,000 common share of the Company was issued for cash proceeds of $10,000.
ii.	During the year ended 31 October 2007, an officer and director of the Company made contributions to capital for management fees in the amount of $15,000 and rent in the amount of $5,000.

Sidewinder Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2007
(Expressed in U.S. Dollars)

9. Income Taxes

The Company has losses carried forward for income tax purposes to 31 October 2007. There are no current or deferred tax expenses for the year ended 31 October 2007 due to the Company’s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The provision for refundable federal income tax consists of the following:

For the period from inception on 7 December 2006 to the year ended 31 October 2007
$

Deferred tax asset attributable to:
Current operations	17,715
Contributions to capital by related parties	(6,800)
Less: Change in valuation allowance	(10,915)

Net refundable amount	-

The composition of the Company’s deferred tax assets as at 31 October 2007 are as follows:

As at 31 October 2007
$

Net income tax operating loss carryforward	30,514

Statutory federal income tax rate	34%

Deferred tax assets	10,375
Less: Valuation allowance	(10,375)

Net deferred tax asset	-

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at 31 October 2007, the Company has an unused net operating loss carry-forward balance of approximately $30,514 that is available to offset future taxable income. This unused net operating loss carry-forward balance expires 2027.

Sidewinder Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2007
(Expressed in U.S. Dollars)

10. Supplemental Disclosures with Respect to Cash Flows

For the period from inception on 7 December 2006 to the year ended 31 October 2007
$

Cash paid during the year for interest	-
Cash paid during the year for income taxes	-

During the year ended 31 October 2007, an officer and director of the Company made contributions to capital for management fees in the amount of $15,000 and rent in the amount of $5,000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant has authority under Nevada General Corporation Law to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation, as amended, provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this registration statement will be as follows:

Securities and Exchange Commission registration fee	$ 10.70
Printing expenses	500.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	4,000.00
Fees and expenses for qualification under state securities laws	2,500.00
Registrar and Transfer Agent's fees and expenses	1,500.00
Miscellaneous	1,489.30
Total	$15,000.00

All amounts except the Securities and Exchange Commission registration fee are estimated.

The Company is paying all of the expenses related to the offering of the securities being registered in this registration statement.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On December 22, 2006, a total of 1,000,000 shares of our restricted common stock were sold to our sole officer and director, in exchange for $.001 par per share, for a total of $10,000 in cash. The transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, based upon the fact that the sales were made by the Issuer in transactions not involving a public offering.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:
EXHIBIT	DESCRIPTION
3.1	Articles of Incorporation
3.2	Bylaws
5	Opinion and Consent of Legal Counsel
10	Purchase Agreement Rose Prospect Lode Claim
23.1	Consent of James Stafford, Chartered Accountants
23.2	Consent of Michael Kessler, Esq. (See Exhibit 5)

ITEM 28. UNDERTAKINGS

I. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any additional or changed material information with respect to the plan of distribution; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1), or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kamala, Phuket Thailand, on December 10, 2007.

SIDEWINDER EXPLORATIONS INC. /s/ Ross Harbottle By: Ross Harbottle, President, Principal Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Ross Harbottle	President, Principal Executive Officer, Secretary, Treasurer, Principal Accounting Officer, and Director.	December 10, 2007